                                   Exhibit 21
                                  Subsidiaries

               NAME                                      STATE OF INCORPORATION

Southern Community Capital Trust I                            Delaware

Southern Community Capital Trust II                           Delaware

Southern Community Bank and Trust                             North Carolina